UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2015

TEXTRON INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-5480	05-0315468
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)

40 Westminster Street, Providence, Rhode Island 02903
(Address of principal executive offices)

Registrant’s telephone number, including area code: (401) 421-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

(a)         The 2015 Annual Meeting of Shareholders of Textron was held on April 22, 2015.

The results of the voting on the matters submitted to our shareholders are as follows:

1.              The following persons were elected to serve as directors until the next annual shareholders’ meeting and received the following votes:

	For	Against	Abstain	Broker Non- Vote
Scott C. Donnelly	227,967,542	6,560,408	2,120,708	18,762,126
Kathleen M. Bader	209,585,866	24,808,881	2,253,911	18,762,126
R. Kerry Clark	227,988,489	6,339,603	2,320,566	18,762,126
James T. Conway	227,288,784	7,044,922	2,314,952	18,762,126
Ivor J. Evans	226,077,643	8,034,479	2,536,536	18,762,126
Lawrence K. Fish	224,816,965	9,358,458	2,473,235	18,762,126
Paul E. Gagné	226,501,022	7,802,559	2,354,077	18,762,126
Dain M. Hancock	228,820,134	5,438,584	2,389,940	18,762,126
Lord Powell of Bayswater KCMG	224,424,855	9,704,285	2,519,518	18,762,126
Lloyd G. Trotter	229,092,594	5,202,137	2,353,927	18,762,126
James L. Ziemer	229,326,415	5,007,135	2,315,108	18,762,126

2.              The proposed Textron Inc. 2015 Long-Term Incentive Plan was approved by the following vote:

For	Against	Abstain	Broker Non-Vote
222,502,803	11,914,089	2,231,766	18,762,126

3.              The advisory (non-binding) resolution to approve the compensation of our named executive officers, as disclosed in our proxy statement, was approved by the following vote:

For	Against	Abstain	Broker Non-Vote
218,589,584	15,528,378	2,530,696	18,762,126

4.              The appointment of Ernst & Young LLP by the Audit Committee as Textron’s independent registered public accounting firm for 2015 was ratified by the following vote:

For	Against	Abstain	Broker Non-Vote
249,949,582	3,972,451	1,488,751	—

5.              The shareholder proposal regarding an independent board chairman was rejected by the following vote:

For	Against	Abstain	Broker Non-Vote
43,711,785	189,976,670	2,960,203	18,762,126

6.              The shareholder proposal regarding an incentive compensation recoupment policy was rejected by the following vote:

For	Against	Abstain	Broker Non-Vote
48,986,918	183,847,010	3,814,730	18,762,126

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON INC.
(Registrant)

	By:	/s/ E. Robert Lupone
E. Robert Lupone
Executive Vice President, General Counsel and Secretary

Date: April 23, 2015